SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 25, 2002

U.S. WIRELESS DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22848
(Commission File Number)

84-1178691
(I.R.S. Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of principal executive
offices including zip code)

(212) 750-7766
     (Registrant's telephone number,
including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events

Pepsi Order

We received an order from Pepsi-Cola North America for several hundred units of our vending product to wirelessly enable Pepsi vending machines. The order follows a pilot program conducted in Memphis, Tennessee in varied venues including hotels, entertainment facilities and other places of business. We are receiving $250,000 for the order and will receive monthly fees for each vending machine on our service.

Pepsi has advised us that there are over 1.2 million Pepsi soft-drink vending machines in the United States. Vending Times, a trade publication serving the vending industry, estimated that there were more than 4.3 million total vending machines in the U.S. in 2000, including cold beverage, snack, hot beverage, and food machines. The order represents a positive step toward penetrating that market. However, there can be no assurance that we will receive additional orders or as to the size, timing or terms of any such orders.

Management Change

By mutual agreement, Rick DeVincenzo has left the employ of U.S. Wireless Data. Charles I. Leone will serve as our interim chief financial officer, replacing Mr. DeVincenzo. Mr. Leone also serves in the capacity of executive vice president, chief administrative officer and secretary; and has previously served as the company’s chief financial officer and chief operating officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                             U.S. WIRELESS DATA, INC.
                                                                                   (Registrant)

Dated         June 28, 2002                                    By: /s/ Dean M. Leavitt
                                                                                  Name: Dean M. Leavitt
                                                                                  Title: Chairman & Chief Executive Officer